UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Ashworth, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ASHWORTH, INC.

2765 Loker Avenue West
Carlsbad, California 92008
(760) 438-6610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MARCH 23, 2005

     The annual meeting of stockholders of Ashworth, Inc., a Delaware corporation (the “Company”), will be held at the Company’s new distribution center at 4010 Ocean Ranch Boulevard, Oceanside, California 92056, on Wednesday, March 23, 2005, at 8:00 a.m. local time, to consider and act upon the following matters:

1.	To elect two Class III directors of the Company to serve for the ensuing three years, and

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Stockholders of record at the close of business on January 24, 2005 will be entitled to vote at the meeting or any postponement or adjournment thereof. A proxy statement is enclosed; please read it carefully. Proxies are being solicited by the Board of Directors of the Company.

     All stockholders, whether or not you expect to attend the meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you choose to attend the meeting.

By the order of the Board of Directors

/s/ Halina Balys
Halina Balys Secretary

Carlsbad, California
February 18, 2005

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, MARCH 23, 2005
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT
OTHER MATTERS

ASHWORTH, INC.

2765 Loker Avenue West
Carlsbad, California 92008
(760) 438-6610

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MARCH 23, 2005

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ashworth, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at the Company’s new distribution center at 4010 Ocean Ranch Boulevard, Oceanside, California 92056, on Wednesday, March 23, 2005, at 8:00 a.m. local time and at any postponement or adjournment thereof. All proxies will be voted in accordance with the stockholder’s instructions contained therein. If no instructions are provided, proxies will be voted FOR the election of all of the nominees for director named in this proxy statement. The Company anticipates that it will mail this proxy statement and the accompanying proxy on or about February 18, 2005 to all stockholders of the Company entitled to vote at the annual meeting.

     Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the annual meeting by: (i) providing a timely, later dated written revocation of proxy to the Secretary of the Company, (ii) providing a timely, later dated amended proxy to the Secretary of the Company, or (iii) voting in person at the annual meeting. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing this proxy material to stockholders, will be borne by the Company. The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for the cost of forwarding proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.

Shares Outstanding and Voting Rights

     All voting rights are vested exclusively in the holders of the Company’s common stock, $.001 par value per share. Only stockholders of record at the close of business on January 24, 2005 (the “record date”) are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. On the record date, the Company had 13,768,535 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the annual meeting, including the election of each director. The holders of a majority of the shares of common stock outstanding on the record date and entitled to be voted at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting and any adjournment or postponement thereof.

Votes Required

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Only those votes cast “FOR” the election of a director or “WITHHELD” will be counted for purposes of determining the number of votes required to elect the director. If a broker holding stock in a “street name” indicates on the proxy that he or she does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and voting at the annual meeting with respect to the matter (each a “broker non-vote”). Abstentions and broker non-votes will not be counted and will have no effect on the election of directors but will be counted for the purpose of establishing a quorum.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 31, 2004 by: (i) each person known by the Company to own beneficially more than 5% of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors and director nominees, (iii) the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him, her or it. Information as to beneficial ownership is based upon statements furnished to the Company or filed with the Securities and Exchange Commission by such persons.

					Percent
Name and Address (1)	Shares		Options(2)	Total	Owned(3)
	(#)		(#)	(#)	(%)
Stephen G. Carpenter	7,500	(4)	55,000	62,500	*
Edward J. Fadel(5)	—		—	—	*
Andre P. Gambucci(6)	19,000		60,000	79,000	*
John M. Hanson, Jr.	42,200	(7)	75,000	117,200	*
James B. Hayes	—		10,833	10,833	*
H. Michael Hecht	15,000		67,500	82,500	*
Randall L. Herrel, Sr.	34,500		210,405	244,905	1.8
Judith K. Hofer	5,500		10,833	16,333	*
Peter E. Holmberg	—		50,252	50,252	*
Phillip D. Matthews	12,100	(8)	10,833	22,933	*
James W. Nantz, III (9)	44,500		212,500	257,000	1.8
James G. O’Connor	—		—	—	—
Gary I. Schneiderman	—		16,339	16,339	*
Terence W. Tsang	13,000		140,691	153,691	1.1

All executive officers and directors as a group (14 persons)	193,300		920,186	1,113,486	7.6

Dimensional Fund Advisors Inc.	999,774	(10)	—	999,774	7.3
1299 Ocean Avenue
Santa Monica, CA 90401

RS Investment Management Co. LLC	833,304	(11)	—	833,304	6.1
388 Market Street
Suite 200
San Francisco, CA 94111

Seidensticker (Overseas) Limited	760,000	(12)	—	760,000	5.5
Room 728, Ocean Center
5 Canton Road
Tsimshatsui
Kowloon, Hong Kong

Discovery Group I, LLC	718,129	(13)	—	718,129	5.2
233 South Wacker Drive
Suite 3620
Chicago, IL 60606

Heartland Advisors, Inc.	700,000	(14)	—	700,000	5.1
789 North Water Street
Milwaukee, WI 53202

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each stockholder is the same as the address of the Company.

(2)	Represents shares of common stock that may be acquired pursuant to currently exercisable stock options or stock options exercisable within 60 days of December 31, 2004.

(3)
Applicable percentage of ownership is based upon 13,710,869 shares of common stock outstanding as of December 31, 2004, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after December 31, 2004 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	The shares are owned by the Stephen G./Jannell S. Carpenter Trust. Stephen G. Carpenter and Jannell S. Carpenter have shared voting and investment powers.

(5)	Mr. Fadel resigned from the Company effective November 19, 2004.

(6)	Mr.Gambucci’s term as a director expires on March 23, 2005 and he is not standing for re-election.

(7)
22,500 of these shares are owned by 7296 LTD, a family partnership. Mr. John M. Hanson, Jr. is the General Partner of 7296 LTD and has sole voting and investment powers. Also, Mr. Hanson has direct ownership of the remaining 19,700 shares with sole voting and investment powers.

(8)	The shares are owned by the Matthews Family Trust with Phillip D. Matthews and Lois S. Matthews as Trustees of the Trust with shared voting and investment powers.

(9)	Mr. Nantz’ term as a director expired on March 24, 2004 and he did not stand for re-election.

(10)
This information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors with the Securities and Exchange Commission on February 6, 2004. Dimensional Fund Advisors has sole voting and investment power for all shares and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.

(11)
This information is based upon a Schedule 13G/A filed by RS Investment Management Co. LLC and G. Randall Hecht, as a group, with the Securities and Exchange Commission on February 18, 2004. As of such date, RS Investment Management Co. LLC was the beneficial owner of 833,304 shares for which RS Investment Management Co. LLC and G. Randall Hecht had the shared voting and investment power. Also as of such date, RS Investment Management, L.P. had shared voting and investment power of 826,854 of those shares. Also as of such date, Mr. Hecht was the control person of RS Investment Management Co. LLC and RS Investment Management, L.P. Our director H. Michael Hecht is not related to G. Randall Hecht.

(12)
This information is based upon a Schedule 13G filed by Seidensticker (Overseas) Limited with the Securities and Exchange Commission on February 21, 2001 and additional information provided to the Company by Seidensticker (Overseas) Limited. Seidensticker (Overseas) Limited has sole voting and investment power for all shares.

(13)
This information is based upon a Schedule 13G/A filed by Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy, as a group, with the Securities and Exchange Commission on January 28, 2005. As of such date, Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy had the shared voting and investment power of the 718,129 shares reported as beneficially owned.

(14)
This information is based upon a Schedule 13G/A filed by Heartland Advisors, Inc. and William J. Nasgovitz, as a group, with the Securities and Exchange Commission on January 14, 2005. As of such date, Heartland Advisors, Inc. was the beneficial owner of 700,000 shares for which Heartland Advisors, Inc and William J. Nasgovitz, by virtue of his ownership interest in Heartland Advisors, Inc., had the shared voting and investment power.

PROPOSAL I

ELECTION OF DIRECTORS

     The Company’s Board of Directors is divided into three classes with staggered three-year terms. The Company’s certificate of incorporation provides for three classes of directors, each consisting of approximately one-third of the total number of directors. The Company currently has three Class I directors, three Class II directors, and two Class III directors, whose current terms expire, respectively, at the 2006, 2007, and 2005 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or their earlier death, resignation, or removal). At each annual meeting of stockholders, directors of the class up for election are elected for terms of three years. The Class III directors elected at the 2005 annual meeting of stockholders will serve until the 2008 annual meeting of stockholders (subject to the election and qualification of their successors or their earlier death, resignation, or removal).

     The persons named in the enclosed proxy will vote FOR the election of H. Michael Hecht and James G. O’Connor as Class III directors, unless the authority to vote for their election is withheld by marking the proxy to that effect.

     Mr. Hecht is currently a Class III director who has indicated his willingness to serve for an additional three-year term. Mr. James G. O’Connor is a new director nominee who has been slated as a Class III director to serve for a three-year term and has indicated his willingness to serve for the indicated term if elected. However, if the director nominees are unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The table below sets forth, for all the nominees and for each director whose term continues after the annual meeting, his or her name and age, his or her positions and offices with the Company, his or her principal occupation and business experience for the past five years, the names of any other companies for which he or she is a director, the year his or her services as a director of the Company began, and the year his or her term as a director of the Company will expire.

Board Independence

     The Board has determined that the director currently slated for re-election, the new director nominee, as well as each of the continuing directors, with the exception of Mr. Randall L. Herrel, Sr., the Chairman of the Board, President and Chief Executive Officer of the Company, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the National Association of Securities Dealers (“NASD”) listing standards, Rule 4200(a)(15). Furthermore, the Board has determined that each of the members of each of the Board Committees, with the exception of Mr. Randall L. Herrel, Sr. who is the Chairman of the Executive Committee, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the NASD listing standards.

DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company:

	Director	Term to
Nominees for Class III Directors:	Since	Expire

H. Michael Hecht, age 65	1999	2008

Mr. Hecht is an advisor to businesses on product, marketing, distribution and sourcing strategies. From 1996 to 1999, he was President of Dickson Trading North America, an investment company. From 1994 to 1996, he was President and CEO of Builders Emporium. From 1991 to 1994, he was President of Carter Hawley Hale, a department store company and President and CEO of Broadway Department stores from 1984 to 1991. He currently serves as an advisor to the Board of Directors of Monrovia Nurseries and previously served on the Board of Directors of Carter Hawley Hale Stores, Inc., House of Fabrics, Edison Brothers Stores, Inc. and Applause, Inc.

James G. O’Connor, age 61	—	2008

In January 2005, Mr. O’Connor retired from his position as Ford Motor Company Group Vice President for North America Marketing, Sales and Service. Mr. O’Connor was responsible for overseeing Ford, Lincoln-Mercury and Ford Customer Service divisions, Dealer Development, Ford Performance Group, Global Marketing and export markets around the world. From 1998 to 2002, he was Ford Motor Company Vice President and President of Ford Division responsible for the marketing, sales and distribution of all Ford brand cars and trucks in the U.S.

Continuing Directors:
Class I Directors:

John M. Hanson, Jr., age 64	1994	2006

Mr. Hanson is a certified public accountant. He was a stockholder and officer of the accounting firm, John M. Hanson & Co., from 1968 until 1998 , at which time he retired. He now practices as a tax specialist for a limited number of clients.

James B. Hayes, age 66	2005	2006

Mr. Hayes recently retired as President and CEO of Junior Achievement, Inc., a not-for-profit organization providing economic education for young people in the U.S. and throughout the world. Mr. Hayes served as Chairman of Junior Achievement’s national board of directors from 1991 to 1993 and as a board member from 1987 to 1995. Prior to 1995, Mr. Hayes had a 35-year career in magazine publishing. He was with FORTUNE Magazine and served as Publisher from 1986 to 1994. Mr. Hayes also served as Publisher of DISCOVER Magazine from 1984 to 1986; advertising sales director of MONEY Magazine from 1982 to 1984; and held a number of executive positions with SPORTS ILLUSTRATED for 23 years from 1959 to 1982.

Randall L. Herrel, Sr., age 54	1996	2006

Mr. Herrel has served as the Company’s Chairman of the Board of Directors since April 2001 and has been a Director, President and the Chief Executive Officer of the Company since December 1996. From 1994 to 1996, Mr. Herrel served as President and Chief Operating Officer of Quiksilver, Inc., a young men’s and women’s apparel company. Mr. Herrel joined Quiksilver in 1989 and also served at various times as Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.

Directors of the Company, continued:

Continuing Directors:

	Director	Term to
Class II Directors:	Since	Expire
Stephen G. Carpenter, age 65	1999	2007

Mr. Carpenter was a commercial banker for 36 years and has been retired since 1998. He was with California United Bank and served as Chairman and CEO from 1994 to 1998 and President and Chief Executive Officer from 1992 to 1994. Prior to 1992, Mr. Carpenter served as Vice Chairman of Security Pacific Bank for three years. He also served as a director of the Los Angeles Board of the Federal Reserve Bank of San Francisco.

Judith K. Hofer, age 64	2005	2007

Ms. Hofer has been a merchandising executive for 36 years. Most recently she was with Corporate May Merchandising/MDSI, a May Department Stores Company, and served as President and CEO from 2000 to 2002. Prior to 2000, she served as President and CEO of Filene’s Department Stores from 1996 to 2000. From 1981 to 1996, she served as President and CEO of three divisions of May Department Stores Company. Ms. Hofer is currently serving on the Board of Directors of Viad Corp (a publicly held company providing payment services, convention and event services, and travel services) where she has been a director since 1984. She is also currently serving on the Oregon State University’s Advisory Board of Directors and has done so since 1999. She also previously served on the Board of Directors of Key Bank and Standard Insurance Company.

Phillip D. Matthews, age 66	2005	2007

Mr. Matthews is Chairman of the Executive Committee and Lead Director of Wolverine World Wide, Inc. (a publicly held footwear company) and served as its Chairman from 1993 through 1996. He is Chairman of the Board of Worldwide Restaurant Concepts, Inc. (a publicly held national restaurant company) and also serves on the Board of Directors of Washington Mutual, Inc. He is also a general partner in Hayden Capital Investments LLC, a private investment firm.

Communicating with the Board of Directors

     Stockholders may communicate with the Board of Directors, its Committees, Mr. Stephen G. Carpenter its lead independent director, or any other member of the Board of Directors by sending a letter care of our Corporate Secretary at 2765 Loker Avenue West, Carlsbad, CA 92008. The Board of Directors’ policy is to have all stockholder communications compiled by the Corporate Secretary and forwarded directly to the Board, the Committee or the director as indicated in the letter. All letters will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

Meetings and Committees of the Board of Directors

     The Company has standing Audit, Compensation and Human Resources, Executive, and Corporate Governance and Nominating Committees. The Board established the Corporate Governance and

Nominating Committee in January 2004. Prior to January 2004, the Corporate Governance and Nominating Committee functions were performed by the entire Board of Directors. In October 2004, the Compensation Committee’s scope was expanded and it became the Compensation and Human Resources Committee.

The Audit Committee

     The Audit Committee represents the Board of Directors in assessing the independence and objectivity of the Company’s independent public accountants, the integrity of management, the appropriateness of accounting policies and procedures and the adequacy of disclosures to stockholders. In this regard, the Audit Committee assists the Board of Directors by reviewing the financial information disclosure, the internal controls established by management, and the internal and external audit process. It is the Audit Committee’s responsibility to appoint, retain, determine the funding for, and where appropriate terminate the independent auditors whom report directly to the Audit Committee. The Audit Committee currently consists of Messrs. Hanson (Chairman), Carpenter and Gambucci. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and all the members of the Audit Committee are independent as independence for audit committee members is defined under the NASD listing standards. The Audit Committee and the Board of Directors has determined that Mr. John M. Hanson, Jr., the Audit Committee Chairman, qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission rules and regulations. The Audit Committee has the authority to retain legal and other advisors of their choice, at the Company’s expense, which advisors report directly to the Committee. In October 2003, the Audit Committee amended its charter to include additional requirements related to the Sarbanes-Oxley Act and the NASD listing standards. The Audit Committee charter, as amended, was included as Appendix A to the Company’s proxy statement for 2004 filed with the Securities and Exchange Commission on February 17, 2004. The Audit Committee Charter, as amended and adopted on October 17, 2003, is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Info.”

The Compensation and Human Resources Committee

     The Compensation and Human Resources Committee assists the Board of Directors in discharging its responsibilities relating to the compensation for executive officers and outside directors and has the authority to administer the Company’s equity incentive plans. This Committee currently consists of Messrs. Hecht (Chairman), Gambucci and Hayes and Ms. Hofer, all of whom are independent directors as independence is defined under the NASD listing standards. The Compensation and Human Resources Committee has the authority to retain legal and other advisors of their choice, at the Company’s expense, which advisors report directly to the Committee. The Compensation and Human Resources Committee Charter as amended by the Board of Directors on October 26, 2004 is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Info.”

The Executive Committee

     The Board established the Executive Committee in June 2003. The purpose of the Executive Committee is to act on behalf of the Board of Directors of the Company between Board meetings, to provide additional support and resources to management of the Company in the nature of that provided by the Board, and to provide for closer, more regular communication between the Board and management of the Company between regular meetings of the Board. The Executive Committee currently consists of Messrs. Herrel (Chairman), Carpenter, Hecht and Matthews. The Executive Committee has the authority to retain legal and other advisors of their choice, at the Company’s expense, which advisors report directly to the Committee. The Executive Committee Charter as adopted by the Board of Directors on August 8, 2003 is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Info.”

The Corporate Governance and Nominating Committee

     The Board of Directors established the Corporate Governance and Nominating Committee in January 2004. The purpose of the Committee is to assist the Board by identifying qualified individuals to become directors of the Company, to consider and recommend to the Board the director nominees for each annual meeting of stockholders and to fill vacancies on the Board, to consider and recommend to the Board the composition of the Board, its Committees and the chairpersons thereof, to monitor and assess the effectiveness of the Board and its Committees, and to perform a leadership role in shaping and implementing the Company’s corporate governance policies. The Company has adopted several corporate governance policies including, among others, policies specifying the minimum number of independent and total directors, limiting each director’s service to a maximum number of public company boards, limiting the length of service for non-employee directors, appointing a lead independent director and designating stock ownership levels for the Company’s directors and named executive officers. The Corporate Governance and Nominating Committee currently consists of Messrs. Carpenter (Chairman), Hayes and Matthews and Ms. Hofer, all of whom are independent directors as independence is defined under the NASD listing standards. The Corporate Governance and Nominating Committee has the authority to retain legal and other advisors of their choice, at the Company’s expense, which advisors report directly to the Committee. The Corporate Governance and Nominating Committee Charter as adopted by the Board of Directors on January 7, 2004 is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Info.”

     The Corporate Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company’s bylaws. The Corporate Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

     The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Secretary in accordance with the procedures in the Company’s bylaws as described under the heading, “Stockholder Proposals for the 2006 Annual Meeting of Stockholders,” in this proxy statement. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

     In addition to stockholder nominations, the Corporate Governance and Nominating Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Corporate Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time. The Board of Directors believes that, at a minimum, all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.

     The Corporate Governance and Nominating Committee recommended James G. O’Connor to the Board after review of several candidates, all of whom were recommended by independent directors of the Company.

     During fiscal year 2004, the Board of Directors met in person eight times, met telephonically once and took action once by written consent in lieu of a meeting. During fiscal year 2004: the Audit Committee met in person four times, met telephonically once and took action once by written consent in lieu of a meeting; the Compensation and Human Resources Committee met in person three times, met telephonically three times and took action once by written consent in lieu of a meeting; the Corporate Governance and Nominating Committee met in person three times and met telephonically twice; and the Executive Committee met six times in person, met telephonically four times and took action once by written consent in lieu of a meeting. During fiscal year 2004, each of the directors attended at least 75% of the aggregate number of the Board of Directors’ meetings and meetings of the Committees on which they served.

Policy Regarding Director Attendance at Annual Meetings

     The Company encourages director attendance at its annual meetings and requests that directors make reasonable efforts to attend such meetings. The Company’s 2004 Annual Meeting of Stockholders was attended by all eight members of the current Board of Directors.

Independent Auditor Fees and Services

     Set forth below are the aggregate fees billed for professional services rendered to the Company by KPMG LLP, its independent auditor for fiscal years 2004 and 2003.

	Fiscal Years Ended October 31,
	2004	2003
Audit Fees(1)	$292,886	$214,459
Audit-related Fees(2)	55,470	27,512
Tax Fees(3)	95,903	79,913
All Other Fees(4)	105,270	–

Total Fees	$549,529	$321,884

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultation and employee benefit plan audits.

(3)	For fiscal years 2004 and 2003, respectively, tax fees primarily included tax compliance fees of $63,573 and $58,713, tax consulting fees of $32,330 and $0, and international tax planning fees of $0 and $21,200.

(4)	Due diligence fees paid to KPMG LLP with respect to the acquisition of Gekko Brands, LLC.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

     Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon its familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2004 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

Report of the Audit Committee

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditor the Company’s audited financial statements. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditor its independence from the Company and Company management. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004, for filing with the Securities and Exchange Commission.

This report was submitted by
the Audit Committee:
John M. Hanson, Jr., Chairman
Stephen G. Carpenter
Andre P. Gambucci

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation and Human Resources Committee, Messrs. Hecht, Gambucci and Hayes and Ms. Hofer, are not current or former officers or employees of the Company. There are no Compensation and Human Resources Committee interlocks between the Company and other entities involving Ashworth’s executive officers and directors.

Report of the Compensation and Human Resources Committee

     The Compensation and Human Resources Committee of the Board of Directors is currently composed of Messrs. Hecht (Chairman), Gambucci, Hayes and Ms. Hofer and has the responsibility to establish compensation strategy and policy and to oversee the administration thereof. The Company’s executive compensation program is designed to provide competitive levels of compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders. The Compensation and Human Resources Committee is charged with reviewing the Company’s compensation strategy on a periodic basis to ensure the compensation programs in place are current and meet the stated compensation objectives.

Overview of Executive Compensation Program

     The Company’s executive compensation program is based on aligning the interests of the Company’s executives with those of the Company’s stockholders. Executive compensation consists of three components: Base Salary, Annual Bonus (“Base Salary and Annual Bonuses together constituting Total Cash Compensation”) and Stock Option Grants. Each component of the compensation package and its rationale is outlined below. It is the Company’s objective to have Total Cash Compensation fall within the range of the 75th percentile of the apparel industry peer group.

Base Salary (Cash Compensation)

     The Company currently seeks to compensate its executives with a base salary within the 75th percentile of that position’s apparel industry peer group standard. The base salary for each position is reviewed annually and adjusted based upon each individual executive’s performance and potential. The Compensation and Human Resources Committee believes that keeping base salary competitive with industry peers helps to ensure executive retention.

Annual Bonus (Cash Compensation)

     The Company’s bonus program is designed to reward its executives for their individual performance based on agreed to objectives (management by objective), their people development skills, their division’s performance versus stated objectives, and for senior executives, the Company’s overall performance.

Stock Option Grants

     Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. It is the Company’s intent that long-term compensation in the form of stock option grants be tied to the financial performance of the Company rather than the increase in the Company’s stock price. The objective of stock option grants is to align the interests of each executive officer with the interests of stockholders since the executive can realize a gain only if and to the extent the Company’s stock appreciates in value.

     In determining the amount of stock option grants, the Compensation and Human Resources Committee considers the contributions of each executive to his or her division as well as the overall success of the Company in the past fiscal year, each executive’s potential, his or her contribution to the growth of his or her peers and subordinates, the responsibilities to be assumed by each executive in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants made to other executives in the apparel industry peer group holding comparable positions. It is the Company’s practice to fix the exercise price of the options at the common stock’s fair market value on the date of the grant, thereby making the executive’s potential value realized by the options tied directly to gains realized by the Company’s common stockholders.

Stock Ownership Guidelines

     At the March 24, 2004 Board of Directors meeting, the Compensation and Human Resources Committee recommended and the Board of Directors adopted Stock Ownership Guidelines (the “Guidelines”) for the Company’s directors, the Chief Executive Officer and President (the “CEO”), the Executive Vice President, the Chief Financial Officer (the “CFO”), the Chief Operating Officer (the “COO”) and the Senior Vice President (the “SVP”) levels of executive management.

     The ownership goals are as follows for:

1.	each director – three (3) times the annual retainer;

2.	the CEO – two (2) times the annual base salary;

3.	the CFO and COO – one and a half (1.5) times the annual base salary; and

4.	each SVP – one (1) times the annual base salary.

     The persons in positions covered by the Guidelines will be required to retain stock acquired on option exercise equaling a value of at least 50% of their net after-tax profits on each exercise of options granted on or after March 24, 2004 until the individual ownership goal is achieved.

Chief Executive Officer Compensation

     Mr. Herrel’s employment contract provides for a base salary of no less than $325,000 and permits increases in salary, the grant of stock options and the award of a cash bonus at the discretion of the Compensation and Human Resources Committee. In December 2000, after reviewing the indicia of performance for fiscal year 2000, the Compensation and Human Resources Committee voted to increase Mr. Herrel’s base salary to $375,000, which base salary had remained the same through fiscal year 2003. In determining Mr. Herrel’s total compensation for fiscal year 2003, the Compensation and Human Resources Committee considered the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance for fiscal year 2003, the Committee voted to increase Mr. Herrel’s salary for fiscal year 2004 to $387,000 and awarded him an option to purchase up to 17,713 shares of the Company’s common stock as well as a cash bonus of $75,000. In August 2004, the Compensation and Human Resources Committee also awarded Mr. Herrel an additional cash bonus of $50,000 for his contribution to the acquisition of Gekko Brands, LLC in July 2004. After considering the indicia of performance for fiscal year 2004, in December 2004, the Committee awarded Mr. Herrel an option to purchase up to 45,000 shares of the Company’s common stock as well as a cash bonus of $100,000.

This report was submitted by
the Compensation and Human Resources
Committee:
H. Michael Hecht, Chairman
Andre P. Gambucci
James B. Hayes
Judith K. Hofer

Compensation of Directors

     Directors who are not employees of the Company each received annual cash compensation of $15,000, plus $1,000 for in-person attendance and $500 for telephonic attendance at each Board meeting or Committee meeting that is not in conjunction with a Board meeting. In December 2003, non-employee directors also received an annual grant of an option to purchase 10,000 shares of the Company’s common stock, vesting quarterly, over a 12-month period, at 2,500 shares for each quarter during which they serve or served as directors. In addition, each director who served as the Audit Committee chairman or the Compensation and Human Resources Committee chairman received additional annual cash compensation of $5,000 and $2,500, respectively. Each director who served as an Audit or Compensation and Human Resources Committee chairman received an additional annual grant of an option to purchase 5,000 shares. All options have an exercise price equal to the common stock’s fair market value on the date of grant. Mr. James W. Nantz, III, who was a director during part of fiscal year 2004, has additional obligations to the Company to perform promotional services pursuant to a promotion agreement unrelated to his prior services to the Company as a former director. He is separately compensated for the promotional services. For more information regarding Mr. Nantz’ promotion agreement, see “Certain Relationships and Related Transactions” in this proxy statement. All directors receive reimbursement of expenses for attendance at each Board meeting and an annual $1,000 allowance for Ashworth® apparel. No other arrangement exists pursuant to which any director of the Company was compensated during the Company’s last fiscal year for any service provided as a director. In December 2004, each non-employee director was granted an option to purchase 20,000 shares instead of 10,000 shares of the Company’s common stock. With the exception of Mr. Gambucci whose options vested immediately, the options granted to the non-employee directors will vest in four quarterly installments on each of February 1, 2005, May 1, 2005, August 1, 2005 and November 1, 2005.

Executive Officers

     Set forth below are the names and business backgrounds of the four most highly compensated executive officers of the Company during fiscal year 2004, other than Randall L. Herrel, Sr. whose position and business background are described above. Also set forth below is the business background of Mr. Per B. Gasseholm who was not employed by the Company in fiscal 2004 but joined the Company as its Executive Vice President and Chief Operating Officer on November 1, 2004.

Terence W. Tsang, age 43, Executive Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer

Mr. Tsang has served as Senior Vice President of Finance, Treasurer, and Chief Financial Officer since March 1999 when he joined the Company. He has served as Chief Accounting Officer since June 1999, as Executive Vice President since December 2000 and as Chief Operating Officer from December 2000 until October 2004. Prior to joining the Company, Mr. Tsang served as interim Chief Financial Officer, Vice President of Finance, Corporate Controller and Treasurer of Guess?, Inc. from 1993 to 1999.

Per B. Gasseholm, age 45, Executive Vice President and Chief Operating Officer

Mr. Gasseholm joined the Company on November 1, 2004 to serve as Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Gasseholm served as Chief Operating Officer of Blue Marlin Corp. from 1999 to 2004. Mr. Gasseholm held various positions with Levi Strauss & Co. from 1987 to 1999. With Levi Strauss, he began as a Senior Product Manager in their Nordic Region, based in Helsingborg, Sweden. In 1991, he became Merchandising Manager, Levi’s

Brand, with its U.K. operations, and in 1994 was a Brussels-based Project Leader on a customer service initiative. Named Merchandising and Design Manager, Levi’s Tops in 1995, Mr. Gasseholm came to the San Francisco corporate headquarters in the United States. In 1998, he was promoted to Brand Manager with P&L responsibility for a $2 billion branded business.

Edward J. Fadel, age 49, Senior Vice President – Merchandising and Design

Mr. Fadel joined the Company in May 2001 and served as Vice President – Callaway Golf Apparel Merchandising & Design until February 2002 when he was promoted to Senior Vice President of Merchandising and Design. Mr. Fadel worked as a consultant with various apparel manufacturers from May 2000 until April 2001. Prior to joining the Company, Mr. Fadel served as President of Elandale/Elkhan from 1995 to 2000. Mr. Fadel founded Elandale Golfwear in July 1995, which produced a women’s sportswear line. In March 1999, Mr. Fadel introduced the Elkhan men’s line and thereafter sold the company in April 2000. Prior to 1995, Mr. Fadel served as the President of Cutter & Buck Big & Tall (a division of The Jeremy Dold Co.) from 1992 to 1995. Mr. Fadel resigned from the Company effective November 19, 2004.

Peter E. Holmberg, age 53, Senior Vice President – Sales

Mr. Holmberg joined the Company in July 1998 and served as the Director of Corporate Sales until December 1999. He served as Vice President of Corporate Sales from December 1999 to August 2001 when he was promoted to Senior Vice President of Sales and has added responsibility for Ashworth Green Grass Sales. Prior to joining the Company, Mr. Holmberg served as National Corporate Sales Manager for Cutter & Buck, Inc. from 1995 to 1998 and as Regional Manager and Buyer for Patrick James, Inc. from 1992 to 1995. Mr. Holmberg was the proprietor of The Country Gentleman, an upscale retail store in Bellevue, Washington, from 1975 to 1992.

Gary I. (‘Sims’) Schneiderman, age 43, Senior Vice President – Sales

Mr. Schneiderman joined the Company in September of 2001 and served as Vice President of Sales for Ashworth and Callaway Golf apparel Retail Sales until January 2004 when he was promoted to Senior Vice President of Sales and has added responsibility for Callaway Golf apparel Green Grass Sales. Prior to joining the Company, Mr. Schneiderman was with Tommy Hilfiger USA where he served in a number of capacities including as National Sales Manager for men’s sportswear. Prior to 1990, he served as a Regional Sales Manager for Pincus Brothers Maxwell Tailored Clothing from 1985 to 1990.

EXECUTIVE COMPENSATION

     The following information sets forth the total compensation for the Company’s named executive officers for fiscal year 2004, as well as the total compensation paid to each such individual for the two previous fiscal years.

Summary Compensation Table

						Long Term Compensation
						Awards		Payouts
						Securities		Long-Term
	Fiscal	Annual Compensation				Underlying		Incentive	All Other
Name and Principal Position	Year	Salary		Bonus		Options		Plan Payouts	Compensation
		($)		($)		(#)		($)	($)
Randall L. Herrel, Sr.	2004	$387,231		$150,000		17,713	(2)	$0	$4,209	(3)
Chief Executive Officer	2003	376,443	(1)	75,000		0		0	4,209	(3)
	2002	376,443		0		0		0	4,209	(3)

Terence W. Tsang,	2004	259,189		85,000		11,951	(2)	0	4,340	(4)
Executive Vice President	2003	253,973	(1)	35,000		0		0	4,248	(5)
	2002	242,550		0		10,000	(6)	0	4,164	(7)

Peter E. Holmberg (8)	2004	191,812		20,000		6,755	(2)	0	0
Senior Vice President –	2003	190,731		15,000		0		0	0
Sales	2002	181,305		0		4,000	(6)	0	0

Edward J. Fadel (9)	2004	192,981		0		6,755	(2)	0	0
Senior Vice President –	2003	190,731		22,000		0		0	0
Merchandising and Design	2002	177,403		0		0		0	0

Gary I. Schneiderman (10)	2004	187,338		123,769	(11)	4,015	(2)	0	0
Senior Vice President –	2003	166,308		80,000	(12)	0		0	0
Sales	2002	148,503		16,000	(12)	0		0	0

(1)	Annual salary is based on 52 weeks or 260 week days; fiscal year 2003 had 261 week days.

(2)	Option grant made in fiscal year 2004 based upon performance for fiscal year 2003.

(3)	Includes $1,138 premium payment made for life insurance and $3,071 premium payment made for disability insurance.

(4)	Includes $2,188 premium payment made for life insurance and $2,152 premium payment made for disability insurance.

(5)	Includes $2,188 premium payment made for life insurance and $2,060 premium payment made for disability insurance.

(6)	Option grant made in fiscal year 2002 based upon performance for fiscal year 2001.

(7)	Includes $2,188 premium payment made for life insurance and $1,976 premium payment made for disability insurance.

(8)	Mr. Holmberg was promoted to Senior Vice President – Sales in August 2001.

(9)	Mr. Fadel joined the Company in May 2001 and was promoted to Senior Vice President – Merchandising and Design in February 2002. Mr. Fadel resigned effective November 19, 2004.

(10)	Mr. Schneiderman joined the Company in September 2001 and was promoted to Senior Vice President – Sales in January 2004.

(11)	Mr. Schneiderman’s bonus in fiscal 2004 consists of $78,769 earned for calendar year 2003 and $45,000 earned for fiscal year 2004.

(12)	Mr. Schneiderman’s bonus was earned on a calendar year basis.

Fiscal Year 2004 Stock Option Grants

     The following table provides information regarding stock options granted under the Company’s equity incentive plans during fiscal year 2004 to the named executive officers in the Summary Compensation Table.

	Individual Grants		Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rate of Stock
	Underlying	Granted to			Price Appreciation
	Options	Employees in	Exercise or	Expiration	For Option Term
Name	Granted(1)	Fiscal Year	Base Price	Date(1)	5%	10%
	(#)	(%)	($/sh)		($)	($)
Randall L. Herrel, Sr.	17,713	11.56	8.09	12/22/13	90,119	228,380
Terence W. Tsang	11,951	7.80	8.09	12/22/13	60,804	154,089
Peter E. Holmberg	6,755	4.41	8.09	12/22/13	34,368	87,095
Edward J. Fadel	6,755	4.41	8.09	12/22/13	34,368	87,095
Gary I. Schneiderman	4,015	2.62	8.09	12/22/13	20,427	51,767

(1)	These options were granted on 12/22/03 based on performance for fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at Fiscal Year	In-The-Money Options
	Acquired on	Value	-End	at Fiscal Year-End
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
	(#)	($)	(#)	($)
Randall L. Herrel, Sr.	200,000	400,000	204,500/17,713	1,180,938/143,298
Terence W. Tsang	13,000	58,093	133,374/15,284	697,701/115,315
Peter E. Holmberg	1,200	2,808	46,667/8,088	233,749/62,099
Edward J. Fadel	–	–	20,000/6,755	140,000/54,648
Gary I. Schneiderman	–	–	15,000/9,015	78,161/36,114

Employment Contracts, Severance and Change in Control Arrangements

     In fiscal year 2004, the Company had an executive employment agreement with Randall L. Herrel, Sr. and with Terence W. Tsang. The Company also had employment agreements with Per B. Gasseholm, Peter E. Holmberg, Edward J. Fadel and Gary I. Schneiderman. In addition, in the first quarter of fiscal year 2001, the Company entered into a change in control agreement with Mr. Tsang and revised the change in control provisions of Mr. Herrel’s executive employment agreement.

Agreement with Mr. Herrel

     The executive employment agreement with Mr. Herrel provides for at-will employment with an annual base salary of no less than $325,000, a severance provision, and bonuses to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company’s financial success and progress. Mr. Herrel’s base salary was $387,000 for fiscal year 2004. The agreement with Mr. Herrel provides for severance payments upon termination of employment under specific circumstances, with such payments ranging from one-half to two times his then annual base salary. The change in control provisions of Mr. Herrel’s executive employment agreement were modified and separated from this agreement during the first quarter of fiscal year 2001. Severance payments otherwise due to Mr. Herrel pursuant to his executive employment agreement in connection with a change in control of the Company are now determined by the separate change in control agreement, described below. Under the executive employment agreement, the Company maintains a life insurance policy for $1,000,000 for Mr. Herrel, the beneficiary of which may be named by Mr. Herrel.

Agreement with Mr. Tsang

     The executive employment agreement with Mr. Tsang provides for at-will employment with an annual base salary of no less than $230,000, a severance provision, and bonuses to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company’s financial success and progress. Mr. Tsang’s base salary was $259,072 for fiscal year 2004. The agreement with Mr. Tsang provides for severance payments upon termination of employment under specific circumstances, with such payments to equal nine months of his then annual salary. Payment of severance benefits under Mr. Tsang’s change in control agreement (described below) would be made in lieu of any severance payments Mr. Tsang might otherwise be entitled to under provisions in this executive employment agreement. Under the executive employment agreement, the Company maintains a life insurance policy for $1,000,000 for Mr. Tsang, the beneficiary of which may be named by Mr. Tsang.

Agreement with Mr. Gasseholm

     The employment agreement with Mr. Gasseholm provides for at-will employment with an annual base salary of no less than $250,000, a signing bonus of $15,000 and a severance provision. The agreement with Mr. Gasseholm provides for severance payments equal to six months of his then annual salary on termination without cause, paid over six months. The agreement also provides for initial options to purchase 30,000 shares of the Company’s common stock as well as the opportunity to earn a bonus based upon reaching certain performance-related goals. The agreement with Mr. Gasseholm also provides for an annual auto allowance of $12,000, for moving expenses not to exceed $20,000, and reimbursement of temporary living expenses of $3,500 per month for up to six months. Under the executive employment agreement, the Company maintains a life insurance policy for $1,000,000 for Mr. Gasseholm, the beneficiary of which may be named by Mr. Gasseholm.

Agreement with Mr. Fadel

     The employment agreement with Mr. Fadel provided for at-will employment with an annual salary of no less than $145,000. Mr. Fadel’s base salary was $194,940 for fiscal year 2004. The agreement also provided for initial options to purchase 20,000 shares of the Company’s common stock as well as the opportunity to earn a bonus based upon reaching certain performance-related goals. The agreement also provided for a one-time reimbursement of living expenses not to exceed $18,000 in lieu of moving expenses. Mr. Fadel resigned from the Company effective November 19, 2004 and no severance was paid.

Agreement with Mr. Holmberg

     The employment agreement with Mr. Holmberg provides for at-will employment with an annual salary of no less than $90,000. Mr. Holmberg’s base salary was $193,040 for fiscal year 2004. The agreement also provides for initial options to purchase 6,000 shares of the Company’s common stock as well as the opportunity to earn a bonus based upon reaching certain performance-related goals.

Agreement with Mr. Schneiderman

     The employment agreement with Mr. Schneiderman provides for at-will employment with an annual salary of no less than $145,000. Mr. Schneiderman’s annual base salary was $190,000 starting in January 2004. The agreement also provides for initial options to purchase 20,000 shares of the Company’s common stock as well as the opportunity to earn a bonus based upon reaching certain performance-related goals with a minimum guarantee of $16,000 per calendar year through 2003. The agreement with Mr. Schneiderman also provides for an annual auto allowance of $6,000 and for a six-month consulting agreement to commence upon termination of employment under specific circumstances, with monthly payments to equal to one twelfth of his then annual salary.

Change in Control Agreements with Mr. Herrel and Mr. Tsang

     The Company has entered into change in control agreements with each of Messrs. Herrel and Tsang. Each change in control agreement provides for severance payments and additional benefits to the executive in certain circumstances. Messrs. Herrel and Tsang may otherwise be entitled to severance payments in circumstances not involving a change in control of the Company, pursuant to their individual executive employment agreements, as described above. If within 90 days prior to or three years following a change in control the executive’s employment is terminated on a basis other than (a) voluntarily by the executive (except, in certain circumstances, following a material change in the terms or responsibilities of his employment), (b) the executive’s death or disability, or (c) termination for cause, then the executive shall be paid a severance payment equal to two times (x) his highest annual salary rate for the three year period ending on the date of his termination and (y) a “bonus increment” equal to the annualized average of all bonuses and incentive compensation payments paid to the executive under all of the Company’s bonus and incentive compensation plans or arrangements during the two year period ending immediately before his employment termination. If the executive’s employment is terminated and he is entitled to payment under the change in control agreement, all unvested stock options held by the executive shall immediately become fully vested and exercisable and the executive and his family shall be entitled to continued coverage under the Company’s medical, dental, life insurance and disability insurance programs for a period of two years at no cost to the executive. In addition, the Company shall make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change in control agreement.

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock over a five-year period with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the stocks of companies in the same Standard Industrial Classification as the Company (SIC 2300-2399). The graph assumes that $100.00 was invested on October 31, 1999 in the Company’s common stock and each index and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast nor are they necessarily indicative of possible future performance of the Company’s common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a promotion agreement with Fred Couples who owns of record or beneficially approximately 4.4% of the Company’s common stock. The agreement requires Mr. Couples’ exclusive endorsement and promotion of Ashworth products through fiscal year 2011. The Company agreed to compensate Mr. Couples for these services in the form of an annual payment of $1,157,000 through November 1, 2004 and $1,000,000 annually until November 1, 2010. In addition, Mr. Couples has the right to earn a performance-based $100,000 annual cash bonus in calendar years 2001 through 2005.

     The Company has a promotion agreement with former director James W. Nantz, III and his management company. Under the terms of the agreement, Mr. Nantz is paid a fee to endorse and promote Ashworth products through personal appearances, advertisements and other services through January 15, 2007. The annual consulting fee during fiscal year 2004 was $345,000, increasing annually up to $450,000 for fiscal year 2006 through January 15, 2007. Under the promotion agreement, the Company may request Mr. Nantz’s services for additional promotional appearances in addition to the three annual appearances required under the contract for an additional fee of $7,500 for each such additional appearance to be paid prior to or simultaneously with such contracted annual appearance.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The independent registered public accounting firm of KPMG LLP audited the financial statements of the Company for the period ended October 31, 2004. A representative of KPMG LLP is expected to be present at the annual meeting and available to respond to appropriate questions. This representative from KPMG LLP will have an opportunity to make a statement if he or she so desires. The Audit Committee of the Board of Directors has not yet appointed an independent registered public accounting firm to audit the Company’s financial statements for the period ending October 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the requirements of the NASD, executive officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the Securities and Exchange Commission and the NASD and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

     Based solely on its review of the copies of such reports received by the Company during or with respect to the fiscal year ended October 31, 2004 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that Mr. Hanson was late in reporting on a Form 4 one common stock purchase on June 23, 2004. Mr. Hanson has now reported the transaction. The Company believes that the late filing was inadvertent.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

     Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2006 proxy solicitation materials, including director nominations, must set forth such proposal in writing and file it with the Company’s Secretary on or before October 22, 2005. The Board will review new proposals from eligible stockholders if they are received by October 22, 2005 and will determine whether such proposals will be included in the Company’s 2006 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent, or $2,000 in market value, of Company securities entitled to be voted at the 2006 annual meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended.

     If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2006, including director nominations, and the proposal is not intended to be included in the Company’s related 2006 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws. According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days in advance of the meeting; provided further, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of the meeting and the date on which such notice of the scheduled meeting was mailed. All stockholder proposals must include the information required by the Company’s bylaws. The address of the Company’s principal executive offices is as follows:

Secretary
Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, California 92008

     Stockholders may contact the Company’s Secretary at the address set forth above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.

ANNUAL REPORT

     The Company’s annual report to stockholders for the fiscal year ended October 31, 2004, including audited financial statements, accompanies this proxy statement. Copies of the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2004 (without exhibits) are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov as well as the Company’s website at www.ashworthinc.com under the heading, “Investor Info.”

OTHER MATTERS

     At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters that would be presented for action at the 2005 annual meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By the order of the Board of Directors
/s/ Halina Balys
Halina Balys
Secretary
Carlsbad, California
February 18, 2005

ASHWORTH, INC.

☐	Mark this box with an X if you have made changes to your name or address details below.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.

Annual Meeting Proxy Card

A	Election of Directors

ELECT TWO CLASS III DIRECTORS to serve until the annual meeting of stockholders to be held in the year 2008 and until successors have been duly elected and qualified.

	For	Withhold Authority
(01) H. Michael Hecht
(02) James G. O’Connor

B	Issues

TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his, her or its votes be cast by the above named proxies in the manner directed herein.

This Proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

Signature 1	Signature 2	Dated (dd/mm/yyyy)

☐ MMMMMMMMMMMM 1 U P X	000000+

Proxy — Ashworth, Inc.

Meeting Details

This Proxy Is Solicited On Behalf Of The Board Of Directors—March 23, 2005

The undersigned hereby appoints Randall L. Herrel, Sr. and Terence W. Tsang, and each of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Ashworth, Inc., held by the undersigned on January 24, 2005, at the annual meeting of stockholders to be held on Wednesday, March 23, 2005, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

This Proxy When Properly Executed Will Be Voted In The Manner Directed Herein By The Undersigned Stockholder. If No Direction Is Made, This Proxy Will Be Voted FOR The Election Of H. Michael Hecht And James G. O’connor As Directors.

This Proxy Confers Discretionary Authority With Respect To Matters Not Known Or Determined At The Time Of The Mailing Of The Notice Of Annual Meeting Of Stockholders To The Undersigned.

Please Sign And Return This Proxy In The Enclosed Pre-addressed Envelope. The Giving Of A Proxy Will Not Affect Your Right To Vote In Person If You Attend The Annual Meeting, Or To Submit A Later Dated Revocation Or Amendment To This Proxy On Any Of The Issues Set Forth Above.

(Continued and to be voted on reverse side.)